DALESSIO, MILLNER & LEBEN LLP
                         CERTIFIED PUBLIC ACCOUNTANTS
                               245 FIFTH AVENUE
                             NEW YORK, N.Y. 10016
                                     ----
                                (212) 447-0909
                              Fax: (212) 447-7020




                            CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANT


OCG Technology, Inc.
New York, New York


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated September 20, 1996, relating to the consolidated financial statements of OCG Technology, Inc. and subsidiaries appearing in the Company's Annual Report on Form 10-KSB for the year ended June 30, 1996.

We also consent to the reference to us under the caption "Experts" in the Prospectus.






New York, New York                        DALESSIO, MILLNER & LEBEN LLP
December 20, 1996                         Certified Public Accountants



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